================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               CINEMA RIDE, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                               CINEMA RIDE, INC.
                         12001 Ventura Place, Suite 340
                         Studio City, California 91604
                                 (818) 761-1002

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 12, 1997


To the Stockholders of Cinema Ride, Inc.:

          You are cordially invited to attend the Annual Meeting of Stockholders of Cinema Ride, Inc., a Delaware corporation (the "Company"), which will be held at the Sportsmen's Lodge, 12825 Ventura Boulevard, Studio City, California at 10:00 a.m., California time, on Thursday, June 12, 1997, to consider and act upon the following matters, all as more fully described in the accompanying Proxy Statement which is incorporated herein by this reference:

          1. To elect a board of three directors to serve until the next annual meeting of the Company's stockholders and until their successors have been elected and qualify;

          2. To ratify the selection of BDO Seidman as the Company's independent public accountants for fiscal year 1997;

          3.     To approve a one-for-ten reverse stock split; and

          4. To transact such other business as may properly come before the meeting or any adjournment thereof.

          Stockholders of record of the Company's common stock at the close of business on April 19, 1997, the record date fixed by the Board of Directors, are entitled to notice of, and to vote at, the Meeting.

          THOSE WHO CANNOT ATTEND ARE URGED TO SIGN, DATE, AND OTHERWISE COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. ANY STOCKHOLDER GIVING A PROXY HAS THE RIGHT TO REVOKE IT ANY TIME BEFORE IT IS VOTED.

                                     BY ORDER OF THE BOARD OF DIRECTORS

                                     /s/ Mitch Francis

                                     Mitch Francis
                                     Chairman of the Board, President, and
                                     Chief Executive Officer


Studio City, California
May 15, 1997

                               CINEMA RIDE, INC.
                         12001 Ventura Place, Suite 340
                         Studio City, California 91604
                                 (818) 761-1002
                                   _________

                                PROXY STATEMENT
                                   _________

                   Approximate date proxy material first sent
                         to stockholders: May 15, 1997
                                   _________


     The following information is in connection with the solicitation of proxies for the Annual Meeting of Stockholders of Cinema Ride, Inc., a Delaware corporation (the "Company"), to be held at the Sportsmen's Lodge, 12825 Ventura Boulevard, Studio City, California at 10:00 a.m., California time, on Thursday, June 12, 1997, and adjournments thereof (the "Meeting"), for the purposes stated in the Notice of Annual Meeting of Stockholders preceding this Proxy Statement.

                     SOLICITATION AND REVOCATION OF PROXIES

     A form of proxy is being furnished herewith by the Company to each stockholder, and, in each case, is solicited on behalf of the Board of Directors of the Company for use at the Meeting. The entire cost of soliciting these proxies will be borne by the Company. The Company may pay persons holding shares in their names or the names of their nominees for the benefit of others, such as brokerage firms, banks, depositories, and other fiduciaries, for costs incurred in forwarding soliciting materials to their principals. Members of the management of the Company may also solicit some stockholders in person, or by telephone, telegraph or telecopy, following solicitation by this Proxy Statement, but will not be separately compensated for such solicitation services.

     Proxies duly executed and returned by stockholders and received by the Company before the Meeting will be voted FOR the election of all three of the nominee-directors specified herein, FOR the one-for-ten reverse stock split, and FOR the ratification of the selection of BDO Seidman as the Company's independent public accountants for fiscal year 1997, unless a contrary choice is specified in the proxy. Where a specification is indicated as provided in the proxy, the shares represented by the proxy will be voted and cast in accordance with the specification made. As to other matters, if any, to be voted upon, the persons designated as proxies will take such actions as they, in their discretion, may deem advisable. The persons named as proxies were selected by the Board of Directors of the Company and each of them is currently a director of the Company.

     Under the Company's bylaws and Delaware law, shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Any shares not voted (whether by abstention, broker non-vote or otherwise) will have no impact in the election of directors, except to the extent that the failure to vote for an individual results in another individual receiving a larger proportion of votes. Any shares represented at the Meeting but not voted (whether by abstention, broker non-vote or otherwise) with respect to the proposal to ratify the selection of BDO Seidman or approval of the reverse stock split, will have no effect on the vote for such proposal except to the extent the number of abstentions causes the number of shares voted in favor of the proposals not to equal or exceed a majority of the quorum required for the Meeting.

     Your execution of the enclosed proxy will not affect your right as a stockholder to attend the Meeting and to vote in person. Any stockholder giving a proxy has a right to revoke it at any time by either (a) a later-dated proxy,
(b) a written revocation sent to and received by the Secretary of the Company prior to the Meeting, or (c) attendance at the Meeting and voting in person.


                  VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

     The Company has outstanding only Common Stock, of which 5,786,785 shares were outstanding as of the close of business on April 19, 1997 (the "Record Date"). Only stockholders of record on the books of the Company at the close of business on the Record Date will be entitled to vote at the Meeting. Each share of Common Stock is entitled to one vote. Representation at the Meeting by the holders of a majority of the outstanding Common Stock of the Company, either by personal attendance or by proxy, will constitute a quorum.

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of the Record Date as to (a) each director, (b) each executive officer identified in the Summary Compensation Table below, (c) all officers and directors of the Company as a group, and (d) each person known to the Company to beneficially own five percent or more of the outstanding shares of Common Stock.

                                                  Amount and
                                                  Nature of        Percent
                         Name and Address of      Beneficial         of
Title of Class           Beneficial Owner(1)         Owner         Class(2)
--------------           -------------------      ----------       --------
DIRECTORS AND
EXECUTIVE OFFICERS:

Common Stock             Mitch Francis               824,500(3)     13.59%

Common Stock             Gary H. Packman             304,750(4)      5.17%

NON-EMPLOYEE
DIRECTORS:

Common Stock             Benjamin Frankel             30,000(5,6)       *

Common Stock             Norman Feirstein             10,000(7)         *

                         All directors and         1,250,916        20.18%
                         executive officers as
                         a group (5 persons)

-------------------

(1) The address of Messrs. Francis and Packman is c/o the Company, 12001 Ventura Place, Suite 340, Studio City, California 91604. The address of Mr. Frankel is 16530 Ventura Boulevard, Suite 305, Encino, California 91436 and the address of Mr. Feirstein is 8311 Westminster Avenue, Suite 330, Westminster, California 92683.

(2) Percent of class is based on the number of shares outstanding on the Record Date plus, with respect to each named person, the number of shares of common stock, if any, which the stockholder has the right to acquire within 60 days of such Date. Ownership of less than one percent is indicated by an asterisk.

(3) Includes 280,500 shares of common stock issuable upon exercise of options to acquire an aggregate of 541,500 shares granted to Mr. Francis which are exercisable within 60 days of the Record Date.

(4) Includes 103,500 shares of common stock issuable upon exercise of options to acquire an aggregate of 210,500 shares stock granted to Mr.

     Packman which are exercisable within 60 days of the Record Date. Mr. Packman resigned as an officer and director of the Company effective February 1, 1997.

(5) Includes 20,000 shares which have been issued to the accountancy firm of Frankel, Lodgen, Lacher, Golditch & Sardi, of which Mr. Frankel is a partner, in exchange for services rendered in 1994. Mr. Frankel disclaims beneficial ownership of all such shares.

(6) Includes 10,000 shares of common stock issuable upon exercise of options to acquire an aggregate of 30,000 shares stock granted to Mr. Frankel which are exercisable within 60 days of the Record Date.

(7) Includes 10,000 shares of common stock issuable upon exercise of options to acquire an aggregate of 30,000 shares stock granted to Mr. Feirstein which are exercisable within 60 days of the Record Date.


                      NOMINATION AND ELECTION OF DIRECTORS

     The Company's directors are to be elected at each Annual Meeting of Stockholders. At this Meeting, three directors are to be elected to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualify. The nominees for election as directors at this Meeting set forth in the table below are all recommended by the Board of Directors of the Company.

     In the event that any of the nominees for director should become unable to serve if elected, it is intended that shares represented by proxies which are executed and returned will be voted for such substitute nominee(s) as may be recommended by the Company's existing Board of Directors.

     The three nominee-directors receiving the highest number of votes cast at the Meeting will be elected as the Company's directors to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualify.

     There were two meetings of the Board of Directors of the Company during the last fiscal year of the Company. Each of the directors of the Company attended all of the total number of meetings of the Board of Directors held during the period in which he was a director and the total number of meetings held by all committees of the Board of Directors on which he served during such period.

     The following table sets forth certain information concerning the nominees for election as directors (all of such nominees being continuing members of the Company's present Board of Directors):

                         Other Positions                  Director
Nominee (1)              With Company             Age      Since
-----------              ---------------          ---     --------
Mitch Francis(2)         Chairman of the Board,    42     April, 1993
                         President, and Chief
                         Executive Officer

Benjamin Frankel(2)      None                      61     March, 1995
 (3) (4)

Norman Feirstein(2)      None                      48     March, 1995
(3)(4)

____________________
(1) The Company does not have a nominating committee of the Board of Directors. The nominees for election as directors at the Meeting were selected by the Board of Directors of the Company.

(2) Member of the compensation committee of the Board of Directors of the Company, currently consisting of three directors, one of whom is an employee of the Company. The compensation committee reviews the performance of executive officers of the Company and reviews the compensation programs for key employees, including salary and cash bonus levels.

(3) Member of the audit committee of the Board of Directors of the Company, currently consisting of two directors, none of whom is an employee of the Company. The audit committee reviews, acts on, and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company's independent public accountants, the scope of the annual audits, the nature of non-audit services, and fees to be paid to the independent public accountants, the performance of the Company's independent public accountants, and the accounting practices of the Company.

(4) Member of the Stock Option Committee of the Board of Directors of the Company, currently consisting of two directors none of whom is an employee of the Company. The Stock Option Committee is responsible for the operation and administration of the Company's stock option plans, including the grants thereunder.


COMPENSATION OF DIRECTORS

     For service on the Board of Directors, directors who are not employees of the Company receive $1,000 for each meeting of the Board of Directors, and reimbursement for expenses which are related to attending board meetings. Directors who are employees of the Company receive no additional compensation for serving on the Board of Directors. The non-employee directors are eligible to participate in the 1995 Directors Stock Option Plan. See "Executive Compensation and Other Information-Stock Options."


                               EXECUTIVE OFFICERS

     The following table sets forth certain information concerning the executive officers of the Company as of April 15, 1997. Each executive officer serves at the discretion of the Board of Directors, subject to the terms of any employment contract:


                                                                      Executive
                                                                       Officer
Name                         Office                            Age      Since
----                         ------                            ---    ---------
Mitch Francis                Chairman of the Board,            42     April, 1993
                             President and Chief Executive
                             Officer

Toufic Roger Bassil          Chief Financial Officer           32     December, 1995

                              BUSINESS EXPERIENCE

     The following section summarizes the present occupation and prior business experience during the past five years for each director and executive officer of the Company:

     MITCH FRANCIS has been the Chairman of the Board of Directors of the Company since June 1993 and has been its Chief Executive Officer, President and a director since the Company's inception. Mr. Francis is also the President and principal shareholder of Francis Development Inc., a real estate development company which he founded in 1981. Mr. Francis has been involved in site acquisition, analysis, architectural design, construction, management and marketing of numerous residential and commercial projects and has been the general partner of several real estate limited partnerships.

     TOUFIC ROGER BASSIL has been the Chief Financial Officer of the Company since December, 1995 and Controller from April 1995 to December 1995. From July 1994 to April 1995, Mr. Bassil was an independent consultant. From January 1994 to July 1994, Mr. Bassil was Controller of Vector Aeromotive Corporation. Prior to that, Mr. Bassil was in public accounting with several large firms. Mr. Bassil is a certified public accountant.

     BENJAMIN FRANKEL has been a director of the Company since March 17, 1995. Mr. Frankel is a certified public accountant and has been a partner in the accountancy firm of Frankel, Lodgen, Lacher, Golditch & Sardi and its predecessors since 1965.

     NORMAN FEIRSTEIN has been a director of the Company since March 17, 1995. Mr. Feirstein practiced law as a sole practitioner from 1978 until July, 1993. Since such time, Mr. Feirstein has practiced law as the Law Offices of Norman Feirstein, P.C. On August 16, 1993, Mr. Feirstein filed for personal bankruptcy in the United States District Court for the Central District of California. The bankruptcy was prompted by the failure of a real estate investment partnership of which Mr. Feirstein was a general partner. The bankruptcy case was dismissed on February 3, 1994.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In March 1995, the Board of Directors of the Company approved the issuance of 20,000 shares of the Company's Common Stock to the accounting firm of Frankel, Lodgen, Lacher, Golditch & Sardi as compensation for services rendered by such firm during the year ended December 31, 1994. On the date the Board approved the issuance of such shares, the closing bid price for the Company's common stock was $2.875 per share. It is anticipated that Benjamin Frankel will acquire beneficial ownership of 1,800 of such shares. The Company also paid the firm of Frankel, Lodgen, Lacher, Golditch & Sardi $ 11,333 for accounting services during the year ended December 31, 1996.

     During the year ended December 31, 1995, the Company made loans to each of Mitch Francis and Gary Packman in the amount of $50,000. The loans bear interest at a rate of 8% per year and are due on the earlier of June 30, 1998 or six months after the officer ceases to be an employee of the Company. Principal payments of $5,000 per loan are due on June 30, 1996 and June 30, 1997, with the balance due on June 30, 1998. Each note is secured by the higher of 40,000 shares of Common Stock or the number of shares equivalent to the unpaid value of the note. Effective upon Mr. Packman's resignation as an officer and director of the Company (February 1, 1997), Mr. Packman agreed to be available to the Company on a consulting basis for the period between February 1, 1997 through September 30, 1997. Additionally, Mr. Packman agreed to be available to the Company on a limited consulting basis for the five years following September 30, 1997 in consideration for the release from one fifth each year of Mr. Packman's balance on his note to the Company and the waiver of accrued and future interest on the unpaid balance.


                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE COMPENSATION

     The following table sets forth information concerning compensation of the chief executive officer and the other executive officer of the Company whose salary and bonus exceeded an annual rate of $100,000 during the fiscal year ended December 31, 1996:

                          SUMMARY COMPENSATION TABLE

                                                                  Long Term
                                                                Compensation
                                                                   Awards
                                                                 Securities
Name and                                      Other Annual        Underlying
Principal Position         Year    Salary     Compensation       Options/SARs
------------------         ----   --------    ------------       ------------
Mitch Francis              1996   $153,373       18,240 (3)         241,500 (6)
 Chairman of the           1995   $147,684         --   (1)         150,000
 Board, President and      1994   $124,375         --   (1)         150,000
 Chief Executive
 Officer


Gary H. Packman            1996   $137,666      $20,157 (4)          80,500 (7)
Chief Operating            1995   $128,544      $15,590 (5)          80,000
 Officer and               1994   $105,625      $14,964 (8)          50,000
 Executive Vice
 President (9)

-------------------

(1) Perquisites and other personal benefits did not in the aggregate reach the lesser of $50,000 or 10 percent of the total of annual salary and bonus reported in this table for Mr. Francis.

(2) Amounts reflect compensation paid to the named executive officers for the period from April 6, 1993 (inception) to December 31, 1993.

(3) Includes $3,747 in disability insurance premiums, $7,521 in automobile expense and $6,972 in medical insurance premiums paid to or on behalf of Mr. Francis. See "Employment Agreements" below.

(4) Includes $7,853 in disability insurance premiums, $8,008 in automobile expense and $4,296 in medical insurance premiums paid to or on behalf of Mr. Packman. See "Employment Agreements" below.

(5) Includes $3,272 in disability insurance premiums, $7,128 in automobile expense and $5,190 in medical insurance premiums paid to or on behalf of Mr. Packman. See "Employment Agreements" below.

(6) In June 1996, Mr. Francis received options to purchase 241,500 shares of Common Stock. In August 1995, Mr. Francis received options to purchase 150,000 shares of Common Stock. In December 1995, Mr. Francis returned to the Company options to purchase 300,000 shares of Common Stock out of 450,000 shares previously granted in 1994, and the remaining options to purchase 150,000 shares were repriced at the then current market price plus 10%. On December 31, 1996, the Company's Board of Directors agreed to reprice the exercise price of all options already issued under the Company Stock Option Plan and the Directors' Option Plan to the than current market value.

(7) In June 1996, Mr. Packman received options to purchase 80,500 shares of Common Stock. In August 1995, Mr. Packman received options to purchase 80,000 shares of Common Stock. In December 1995, Mr. Packman returned to the Company options to purchase 100,000 shares out of 150,000 shares previously granted in 1994, and the remaining option to purchase 50,000 shares was repriced at the then current market price. On December 31, 1996, the Company's Board of Directors agreed to reprice the exercise price of all options already issued under the Company Stock Option Plan and the Directors' Option Plan to the than current market value.

(8) Includes approximately $7,853 in disability insurance premiums, $3,419 in automobile lease expense and $3,692 in medical insurance premiums paid to or on behalf of Mr. Packman.

(9) On February 1, 1997, Mr. Packman resigned as an executive officer and a director of the Company.

EMPLOYMENT AGREEMENTS

     The Company has entered into a three-year employment agreements with Mr. Francis which became effective December 1994, pursuant to which his salary is $135,000 per year, subject to an annual salary increase of seven and one half percent. Mr. Francis is also entitled to an annual bonus for each year of his employment equal to four percent of the Company's net income (before payment of income taxes or bonuses to executive officers), if any, over $2 million, to be paid quarterly based on annualized results. In addition, if the Company has net income (before payment of income taxes but after payment of other bonuses to executive officers) in any year of over $7 million, there will be an additional payment of $500,000 to Mr. Francis. Mr. Francis also receives an automobile allowance of up to $500 per month as well as automobile, health and disability insurance.

     Pursuant to his employment agreement, Mr. Francis in September 1994 received options to acquire 450,000 shares of Common Stock, at an exercise price of $5.50 per share. The options granted to Mr. Francis were granted under the Option Plan, and vest ratably over a three year period. In December 1995, Mr. Francis returned to the Company options to purchase 300,000 and his remaining options were repriced. See also "Option Grants During 1995."

     During April 1997, the Company entered into a three year employment agreement with Mr. Bassil to serve as the Company's chief financial officer.
The agreement provides for a base year salary of $120,000, annual increases of 8%, and issuance of 100,000 options exercisable at the than current market price vesting equally over the next two years. In addition, during January 1997, the Company issued Mr. Bassil 50,000 shares of the Company's common stock which was recorded as additional compensation to Mr. Bassil.

OPTION GRANTS DURING 1996

     The following table sets forth information on grants of stock options pursuant to the Option Plan during the fiscal year ended December 31, 1996 to the officers identified in the Summary Compensation Table:

                              OPTION GRANTS TABLE
                       OPTION GRANTS IN FISCAL YEAR 1996

                                     % of Total
                                       Options
                                      Granted to      Exercise
                        Options       Employees         Price     Expiration
       Name             Granted(1)     in 1995       ($/sh)(2)       Date
       ----             ---------     -----------     ---------   ----------
Mitch Francis            241,500            65%       $1.034      6/14/04

Gary H. Packman           80,500            22%       $ 0.94      6/14/04

-----------------
(1) Each option becomes exercisable on a cumulative basis as to one-third of the option shares one year after the date of grant and as to an additional one-third of the option shares each year thereafter.

(2) The exercise price of each option is the market price per share of the common stock of the Company on the date of grant, plus, in the case of Mr. Francis, 10%. At December 31, 1996, the Board of Directors of the

     Company elected to reprice the exercise options of all options already granted to the than current market value.

OPTION EXERCISES IN 1996 AND YEAR-END OPTION VALUES

     The following table sets forth information concerning stock options which were exercised during, or held at the end of, fiscal 1996 by the officers named in the Summary Compensation Table:

                  OPTION EXERCISES AND YEAR-END VALUE TABLE(1)

                                                        Number of                 Value of Unexerciseable
                                                Unexerciseable Options at           In-the Money Options
                                                    Fiscal Year End                   at Fiscal Year End(2)
                                                    ---------------                   ---------------------
                      Shares
                   Acquired on     Value
    Name             Exercise     Realized      Exercisable     Unexerciseable     Exercisable   Unexerciseable
                   ------------   --------      -----------     --------------     -----------   --------------
Mitch Francis           0           $0             280,500           261,000            $0              $0
Gary H. Packman         0           $0             103,500           107,000            $0              $0

_________________
(1)There were no option exercises during fiscal 1995 & 1996
(2)Valued at $.375 per share.


STOCK OPTIONS; REPRICING OF OPTIONS

     In June 1994, the Company adopted the Cinema Ride, Inc. Stock Option Plan (the "Option Plan") under which a maximum of 900,000 shares of common stock of the Company may be issued pursuant to incentive and non-qualified stock options granted to officers or other key employees of the Company.

     The Option Plan is administered by the Board of Directors or, in the discretion of the Board of Directors, by a committee of not less than two individuals with authority to determine employees to whom options will be granted, the timing and manner of grants of options, the exercise price, the number of shares covered by and all of the terms of options, and all other determinations necessary or advisable for administration of the plan.

     The purchase price for the shares subject to any incentive stock option granted under the Option Plan shall not be less than 100% of the fair market value of the shares of Common Stock of the Company on the date the option is granted (110% for stockholders who own in excess of 10% of the outstanding Common Stock). No option shall be exercisable after the earliest of the following: the expiration of 10 years after the date the option is granted; three months after the date the optionee's employment with the Company terminates if termination is for any reason other than permanent disability or death; or one year after the date the optionee's employment terminates if termination is a result of death or permanent disability. Unless sooner terminated by the Board of Directors, the Option Plan expires on December 31, 2003.

     In December 1995, the Company adopted the 1995 Directors Stock Option Plan (the "Directors Plan") pursuant to which on the fourth business day following the day of each annual meeting of the stockholders, each director who is not an employee of the Company automatically receives a non-statutory option to purchase 10,000 shares at the fair market value of the shares on the date of the grant. Upon the adoption of the Directors Plan by the Board of Directors, each non-employee director (Messrs. Feirstein and Frankel) received an option to purchase 10,000 shares and an additional option to purchase 10,000 shares in view of the full year of service by each such director. The exercise price for each stock option is the fair market value per share of the Common Stock on the date of grant. The Company granted each of Messrs. Feirstein and Frankel 30,000 options under the Directors Plan during 1996.

     At December 31, 1996, the Board of Directors of the Company elected to reprice the exercise options of all options already granted to the then current market value.


          PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION
                TO EFFECTUATE A ONE-FOR-TEN REVERSE STOCK SPLIT

INTRODUCTION

          The Company's Board of Directors has adopted a resolution to effectuate a one-for-ten reverse stock split (the "Reverse Split") of the Company's Common Stock effective as and when determined by the Board of Directors. The effect of the Reverse Split upon holders of Common Stock will be that the total number of shares of the Company's Common Stock held by each stockholder will be automatically converted into the number of whole shares of Common Stock equal to the number of shares of Common Stock owned immediately prior to the Reverse Split divided by 10, adjusted, as described below, for any fractional shares.

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

          Assuming the Reverse Split is approved by the Company's stockholders at the Annual Meeting, each stockholder's percentage ownership interest in the Company and proportional voting power will remain unchanged, except for minor differences resulting from adjustments for fractional shares. The rights and privileges of the holders of shares of Common Stock will be substantially unaffected by the Reverse Split.

          No certificates or scrip representing fractional shares of the Company's Common Stock will be issued to stockholders because of the Reverse Split. All fractional shares of one-half share or more will be increased to the next higher whole number of shares, and all fractional shares of less than one-half share will be decreased to the next lower whole number of shares, respectively.

REASONS FOR THE REVERSE SPLIT

          The Company's shares of Common Stock have been listed, and have traded, on the National Association of Securities Dealers Automated Quotation ("NASDAQ") system since September 1994 when the Company completed its initial public offering. Under both the current and proposed rules of NASDAQ, for continued listing on the NASDAQ system, it is necessary that, among other things, the minimum bid price of the Company's shares of Common stock exceed $1.00 per share.

          Over the recent past, the bid price of the Company's shares of Common Stock has fluctuated widely. On numerous occasions, and for protracted periods, the bid price of the Company's shares of Common Stock has fallen below $1.00. As a result, the Company's shares of Common Stock are in danger of being delisted from the NASDAQ system. Management believes that if the Reverse Split is approved by the stockholders at the Annual Meeting, and the Reverse Split is effectuated, then the Company's shares of Common Stock will have a minimum bid price in excess of $1.00 per share and, therefore, subject to meeting the other NASDAQ maintenance requirements, continue to be listed and traded on the NASDAQ system.

          If the Reverse Split is not approved by the stockholders at the Annual Meeting, then it is highly likely that the Company's shares of Common Stock will cease to be listed and traded on the NASDAQ system. In such event, the shares of Common Stock will likely be quoted in the "pink sheets" maintained by the National Quotation Bureau, Inc. or the NASD Electronic Bulletin Board, the spread between the bid and ask price of the shares of Common Stock is likely to be greater than at present and stockholders may experience a greater degree of difficulty in engaging in trades of shares of Common Stock.

IMPLEMENTATION OF THE REVERSE SPLIT

          The Reverse Split will be formally implemented by amending the present
Article 4 of the Company's Certificate of Incorporation as amended, to add at the end thereof:

          "__. Effective as of 5:00 p.m., Eastern time, on ___________, all outstanding shares of Common Stock held by each holder of record on such date shall be automatically combined at the rate of one-for-ten without any further action on the part of the holders thereof or this Corporation. No fractional shares shall be issued. All fractional shares for one-half share or more shall be increased to the next higher whole number of shares and all fractional shares of less than one-half share shall be decreased to the next lower whole number of shares, respectively."

          Assuming the Reverse Split is approved by the stockholders at the Annual Meeting, an appropriate amendment to the Company's Certificate of Incorporation, as amended, will be filed with the Secretary of State of the State of Delaware if, as and when the directors determine to effect the Reverse Split.

PRINCIPAL EFFECTS ON THE REVERSE SPLIT

          Stockholders have no right under Delaware law or under the Company's Certificate of Incorporation or Bylaws to dissent from the Reverse Split or to dissent from the rounding to the nearest whole share of any fractional share resulting from the Reverse Split in lieu of issuing fractional shares.

          The Company has authorized capital of 500,000 shares of Preferred Stock, par value $.01 per share, and 20,000,000 shares of Common Stock, par value $.01 per share. The authorized capital stock of the Company will not be reduced or otherwise affected by the Reverse Split. The number of issued and outstanding shares of Common Stock of the Company as of April 15, 1997 was 5,786,785. If the Reverse Split is implemented, based upon the Company's best estimate, the aggregate number of shares of Common Stock that will be issued and outstanding (assuming for this purpose that no additional shares are issued) after giving effect to the Reverse Split is 578,678.

          The Reverse Split may result in some stockholders owning "odd-lots" of less than 100 shares of Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally somewhat higher than the costs of transactions in "round-lots" of even multiples of 100 shares.

DILUTION

          The Company has suffered recurring losses from operations. The Company intends to issue additional shares of its Common Stock on an ongoing basis in order to satisfy all or a portion of its need for cash. If and to the extent that the Company issues additional shares of its Common Stock, either prior

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

or subsequent to the implementation of the Reverse Split, each stockholder's percentage ownership interest in the Company and proportional voting power will be proportionately reduced.

          The Company has previously issued, and has outstanding, various options, warrants and rights to purchase an aggregate of 4,893,728 shares of its Common Stock. If the Reverse Split is approved by the stockholders at the Special Meeting and the Reverse Split is implemented, in general, both the exercise price per share and the number of shares subject to each such option, warrant and right will be affected by the Reverse Split. In many instances, the exercise price per share of an option, warrant or right will increase by a multiple of ten and the number of shares subject to such option, warrant or right will be reduced by 90%.

          As a result, if the Reverse Split is implemented, it is possible that the holders of all or a substantial number of the outstanding options, warrants and rights to purchase shares of the Company's Common Stock will determine that it is not in their best interests to exercise such options, warrants or rights. If and to the extent that such is the case, each stockholder's percentage ownership interest in the Company and proportional voting power will not be proportionately reduced as the result of the exercise of such outstanding options, warrants and rights.

EXCHANGE OF STOCK CERTIFICATES

          Assuming the Reverse Split is approved by the stockholders, stockholders may be required to exchange their stock certificates for new certificates representing the shares of new Common Stock. If so required, stockholders will be furnished with the necessary materials and instructions for the surrender and exchange of stock certificates at the appropriate time by the Company's transfer agent. Stockholders will not be required to pay a transfer or other fee in connection with the exchange of certificates.

STOCKHOLDERS SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO.
------------------------------------------------------------------------

FEDERAL INCOME TAX CONSEQUENCES

          The following description of Federal income tax consequences is based upon the Internal Revenue Code of 1986, as amended, the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this Proxy Statement. This discussion is for general information only and does not discuss consequences which may apply to special classes of taxpayers (e.g., non-resident aliens, broker-dealers or insurance companies). Stockholders are urged to consult their own tax advisors to determine the particular consequences to them.

          The exchange of shares of Common Stock for shares of new Common Stock will not result in recognition of gain or loss. The holding period of the shares of new Common Stock will include the stockholder's holding period for the shares of Common Stock exchanged therefor, provided that the shares of Common Stock were held as a capital asset. The adjusted basis of the shares of new Common Stock will be the same as the adjusted basis of the shares of Common Stock exchanged therefor.

VOTE AND RECOMMENDATION

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE
          ----------------------------------------------------------------------
THE REVERSE SPLIT.
-----------------


          RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The accounting firm of BDO Seidman serves the Company as its independent public accountants at the direction of the Board of Directors of the Company. It is expected that one or more representatives of BDO Seidman will be present at the Meeting, have an opportunity to make a statement if they desire to do so and be available to respond to appropriate questions.

     The Board of Directors recommends a vote FOR the ratification of the selection of BDO Seidman as the independent public accountants for the Company for fiscal year 1997. This matter is not required to be submitted for stockholder approval, but the Board of Directors has elected to seek ratification of its selection of the independent public accountants by the vote of a majority of the shares represented and voting at the Meeting.

                COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

          Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities to file various reports with the Securities and Exchange Commission and the National Association of Securities Dealers concerning their holdings of, and transactions in, securities of the Company. Copies of these filings must be furnished to the Company.

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

          Based on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that all individual filing requirements applicable to the Company's executive officers and directors were complied with under Section 16(a).

                             STOCKHOLDER PROPOSALS

          Stockholders who wish to present proposals for action at the Company's 1997 Annual Meeting of Stockholders should submit their proposals in writing to the Secretary of the Company at the address of the Company set forth on the first page of this Proxy Statement. Proposals must be received by the Secretary no later than November 1, 1997, for inclusion in next year's proxy statement and proxy card.

                         ANNUAL REPORT TO STOCKHOLDERS

          The Annual Report to Stockholders of the Company for the fiscal year ended December 31, 1996, including audited financial statements, is being mailed to the stockholders concurrently herewith, but such report is not incorporated in this Proxy Statement and is not deemed to be a part of the proxy solicitation material.

                                 OTHER MATTERS

          The Management of the Company does not know of any other matters which are to be presented for action at the Meeting. Should any other matters come before the Meeting or any adjournment thereof, the persons named in the enclosed proxy will have the discretionary authority to vote all proxies received with respect to such matters in accordance with their collective judgment.

                          ANNUAL REPORT ON FORM 10-KSB

          A copy of the Company's Annual Report on Form 10-KSB, as filed with the Securities and Exchange Commission (exclusive of Exhibits), will be furnished without charge to any person from whom the accompanying proxy is solicited upon written request to Cinema Ride, Inc., 12001 Ventura Place, Suite 340, Studio City, California 91604 Attention: Toufic Roger Bassil. If Exhibit copies are requested, a copying charge of $.20 per page will be made.


                                    BY ORDER OF THE BOARD OF DIRECTORS

                                    /s/ Mitch Francis

                                    Mitch Francis
                                    Chairman of the Board, President, and
                                    Chief Executive Officer


Studio City, California
May 15, 1997


STOCKHOLDERS ARE URGED TO SPECIFY THEIR CHOICES AND TO DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

                               CINEMA RIDE, INC.
                         12001 VENTURA PLACE, STE. 340
                         STUDIO CITY, CALIFORNIA 91604
                                (818) 761-1002

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints Mitch Francis and Toufic Bassil as Proxies, each with the power to appoint his substitute, and hereby authorizes them or either of them to represent and to vote as designated below, all of the shares of common stock of Cinema Ride, Inc. held of record by the undersigned on April 19, 1997, at the Annual Meeting of Stockholders to be held on June 12, 1997, or any adjournment thereof.

 1. ELECTION OF DIRECTORS FOR all nominees below      WITHHOLD AUTHORITY
    (except as marked to the contrary below) [_]      to vote for all
                                                      nominees listed
                                                      below [_]

    (INSTRUCTION: To withhold authority to vote for any individual nominee mark the box next to the nominee's name below):


            [_] Mitch Francis            [_] Benjamin Frankel
            [_] Norman Feirstein

 2.  RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

            [_] FOR                [_] AGAINST            [_] ABSTAIN

 3.  APPROVAL OF ONE-FOR-TEN REVERSE STOCK SPLIT

            [_] FOR                [_] AGAINST            [_] ABSTAIN

 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

     THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

                                     Date:________________________, 1997

                                     ___________________________________
                                                  Signature

                                     ___________________________________
                                          Signature if jointly held

                                     Please sign exactly as name appears below.
                                     When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE READ, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

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